Exhibit 99.1
BigBear.ai Announces Fourth Quarter and Full Year 2021 Financial Results
•Revenue of $145.6 million for the year ended December 31, 2021
•Gross margin of 23% for the year ended December 31, 2021
•Analytics segment adjusted gross margin of 45% for the year ended December 31, 2021
•Nine new prime contracts won; ending total backlog of $465 million for the year
•Successful completion of business combination with GigCapital4, Inc.
•Added four seasoned key executives with deep industry expertise
•2022 financial outlook provided

COLUMBIA, MD – March 17, 2022 – BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”), a leading provider of AI-powered analytics and cyber engineering solutions, today announced financial results for the fourth quarter and full year ended December 31, 2021.

“The growth of our federal Analytics business and new commercial opportunities are fueling our move toward more scalable, high growth, technology-first solutions and products,” said BigBear.ai CEO Dr. Reggie Brothers. “We have a deep bench of top-tier talent with domain expertise across our product, engineering, and sales & marketing functions, and we are well positioned to execute our commercial SaaS strategy in 2022. Our government business continues to thrive, providing a solid foundation for R&D innovation in areas that resonate with the public and private sectors. 2021 was a milestone year for BigBear.ai, and we are looking forward to even more exciting growth opportunities in 2022.”

Financial Highlights
•Revenue of $33.5 million in the fourth quarter and $145.6 million for the year ended 2021
•Gross margin of 11% in the fourth quarter, largely due to transaction-related stock-based compensation, and 23% for the year ended 2021
•Non-GAAP adjusted gross margin of 34% for the Analytics segment and 28% for the Cyber & Engineering segment in the fourth quarter and 45% and 23% for the year ended 2021, respectively
•Net loss of $114.8 million in the fourth quarter and $123.6 million for the year ended 2021, reflective of $61 million of stock-based compensation expense from vesting that occurred upon the merger
•Non-GAAP adjusted EBITDA* of $(2.3) million in the fourth quarter and $4.9 million for the year ended 2021
•Ending backlog of $465 million
•Cash and cash equivalents of $68.9 million as of December 31, 2021

*Refer to the “Non-GAAP Financial Measures and Related Information” section in this press release.

“Our aggressive investment strategy has put us in a remarkable position to capture new growth opportunities, while also growing our core business among Federal customers,” said BigBear.ai CFO Josh Kinley. “We added new contracts and customers throughout the year, resulting in a backlog of $465 million, which is is three times the size of our entire revenue for 2021. Delayed government contract awards and the Continuing Resolution pushed some revenue into future periods, and this depressed near-term EBITDA, but our investments throughout the year have positioned the company for growth in 2022. The company continues to be EBITDA positive on an adjusted basis, and we are already seeing the results of our investments.”

Dr. Brothers continued, “We will continue to rely on our strong services business as a predictable source of revenue as we ramp up our commercial business toward the latter half of the year. The geopolitical climate today is increasing demand for technical solutions, operational support, and expert guidance among our federal customers. Our significant backlog, which is 14% higher than last year, multiple new customer wins, and 100% customer retention rate provide strong momentum for the entire business in 2022.”

Financial Outlook

The following information and other sections of this release contain forward-looking statements, which are based on the Company’s current expectations. Actual results may differ materially from those projected. It is the Company’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, changes in law, or new accounting standards until such items have been consummated, enacted or adopted. For additional factors that may impact the Company’s actual results, refer to the “Forward-Looking Statements” section in this release.

For the year-ended December 31, 2022, the Company is projecting:
•Revenue between $175 million and $205 million, including approximately $20 million of commercial revenue
•Positive Adjusted EBITDA*

“We will leverage our history of strong organic growth and strategic M&A to make 2022 a transformational year for the company,” Dr. Brothers continued. “We expect to grow revenue substantially among commercial customers, positioning the company for sustainable, highly-profitable revenue in a growing addressable market.”

The Company notes that 2022 projections reflect known impacts from the COVID-19 pandemic based on the Company’s understanding at the time of this news release and its experience to date. Internal analysis of showed that federal solicitations in the Company’s market showed that the time between solicitation and contract award increased from 290 days to more than 600 days between 2019 and 2021. COVID led to
*Refer to the “Non-GAAP Financial Measures and Related Information” section in this press release.

delays in government contract awards in 2020 and 2021, and the Company cannot predict how the pandemic will evolve or what impact it will continue to have.

Although the Company does provide guidance for adjusted EBITDA* (which is a non-GAAP financial measure), it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no GAAP guidance or reconciliation of the Company’s adjusted EBITDA* guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

*Refer to the “Non-GAAP Financial Measures and Related Information” section in this press release.

Summary of Results for the Quarter and Year Ended December 31, 2021

$ thousands (expect per share amounts)	Quarter Ended December 31, 2021 [1]	Year Ended December 31, 2021 [1]
Revenues	$33,478	$145,578
Cost of revenues [2]	29,651	111,510
Gross margin	3,827	34,068
Operating expenses:
Selling, general and administrative [2]	73,950	106,507
Research and development	1,875	6,033
Operating (loss) income	(71,998)	(78,472)
Net increase in fair value of derivatives	33,353	33,353
Loss on extinguishment of debt	2,881	2,881
Interest expense	2,183	7,762
Other income, net	1	—
(Loss) income before taxes	(110,416)	(122,468)
Income tax (benefit) expense	4,378	1,084
Net (loss) income	$(114,794)	$(123,552)

Basic and diluted net (loss) per share	$(1.02)	$(1.15)

1 Amounts presented are unaudited.
2 In the fourth quarter of 2021 the Company recognized stock-based compensation expense of $60.3 million, of which $6.9 million was recognized in cost of revenues and $53.4 million was recognized in selling, general and administrative expenses, related to legacy equity awards that vested upon the consummation of the Merger.

EBITDA* and Adjusted EBITDA* for the Quarter and
Year Ended December 31, 2021

$ thousands	Quarter Ended December 31, 2021 [1]	Year Ended December 31, 2021 [1]
Net (loss) income	$(114,794)	$(123,552)
Interest expense	2,183	7,762
Income tax expense (benefit)	4,378	1,084
Depreciation and amortization	1,830	7,262
EBITDA	(106,403)	(107,444)
Adjustments:
Equity-based compensation [2]	60,529	60,615
Net increase in fair value of derivatives [3]	33,353	33,353
Loss on extinguishment of debt [4]	2,881	2,881
Transaction bonuses [5]	1,089	1,089
Capital market advisory fees [6]	2,961	6,917
Termination of legacy benefits [7]	157	1,639
Management fees [8]	318	1,001
Non-recurring integration costs [9]	538	1,783
Commercial start-up costs [10]	2,245	3,018
Adjusted EBITDA	$(2,332)	$4,852

1 Amounts presented are unaudited.
2 Equity-based compensation includes approximately $60.3 million related to legacy equity compensation plans, including Tranches that vested upon the successful consummation of the Business Combination.
3 The increase in fair value of derivatives primarily relates to the changes in the fair value of certain Forward Purchase Agreements that were entered into prior to the closing of the Business Combination.
4 Loss on extinguishment of debt consists of the derecognition of the remaining unamortized debt issuance costs related to the Antares Capital Credit Facility upon its settlement.
5 Bonuses paid to certain employees related to the closing of the Business Combination.
6 The Company incurred capital market and advisory fees related to advisors assisting with preparation for the Business Combination.
7 In the third quarter of 2021, the Company elected to terminate certain legacy employee incentive benefits with final payments made in the fourth quarter of 2021.
8 Management and other related consulting fees paid to AE Partners. These fees will no longer be accrued or paid subsequent to the Business Combination.
9 Non-recurring internal integration costs related to the Business Combination.
10 Commercial start-up costs includes certain non-recurring expenses that are not capitalized associated with tailoring the Company’s software products for commercial customers and use cases.

*Refer to the “Non-GAAP Financial Measures and Related Information” section in this press release.

Consolidated Balance Sheet as of December 31, 2021

$ in thousands	December 31, 2021 [1]
Assets
Current assets:
Cash and cash equivalents	$68,900
Restricted cash	101,021
Accounts receivable, less allowance for doubtful accounts	28,605
Contract assets	628
Prepaid expenses and other current assets	7,028
Total current assets	206,182
Non-current assets:
Property and equipment, net	1,078
Goodwill	91,636
Intangible assets, net	83,646
Other non-current assets	780
Total assets	$383,322

Liabilities and equity
Current liabilities:
Accounts payable	$5,475
Short-term debt, including current portion of long-term debt	4,233
Accrued liabilities	10,735
Contract liabilities	4,207
Derivative liabilities	44,827
Other current liabilities	541
Total current liabilities	70,018
Non-current liabilities:
Long-term debt, net	190,364
Deferred tax liabilities	248
Other non-current liabilities	324
Total liabilities	260,954

Equity:
Common stock	14
Additional paid-in capital	253,744
Accumulated deficit	(131,390)
Total equity	122,368
Total liabilities and equity	$383,322
1 Amounts presented are unaudited.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear.ai’s industry, future events, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BigBear.ai’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the uncertainty of the projected financial information (including on a segment reporting basis); risks related to delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the recent coronavirus outbreak; and increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors; risks related to the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to issue equity or equity-linked securities in the future, and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BigBear.ai presently does not know or that BigBear.ai currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this release. BigBear.ai anticipates that subsequent events and developments will cause BigBear.ai’s assessments to change. However, while BigBear.ai may elect to update these forward-looking statements at some point in the future, BigBear.ai specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of BigBear.ai’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare BigBear.ai’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time

Adjusted EBITDA is defined as of any date of calculation, the consolidated pro forma earnings of the Company and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization calculated from the audited consolidated financial statements of such party and its subsidiaries (prepared in accordance with GAAP), transaction fees and other non-recurring costs. Similar excluded expenses may be incurred in future periods when calculating these measures. BigBear.ai believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. BigBear.ai believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. This non-GAAP financial measure should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA and adjusted EBITDA as a non-GAAP performance measure which is defined in the accompanying tables and is reconciled to earnings (loss) before taxes.

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure in the tables above.

Conference Call Information

BigBear.ai will host its earnings results conference call (listen-only mode) and audio webcast on Thursday, March 17, 2022 at 5 p.m. ET. The earnings conference call can be accessed by calling 877-485-3107 (toll-free) or 201-689-8427 (toll). The listen-only audio webcast of the call will be available on the BigBear.ai Investor Relations website: https://ir.bigbear.ai.

About BigBear.ai

A leader in decision dominance for more than 20 years, BigBear.ai operationalizes artificial intelligence and machine learning at scale through its end-to-end data analytics platform. The Company uses its proprietary AI/ML technology to support its customers’ decision-making processes and deliver practical solutions that work in complex, realistic and imperfect data environments. BigBear.ai’s composable AI-powered platform solutions work together as often as they stand alone: Observe (data ingestion and conflation), Orient (composable machine learning at scale), and Dominate (visual anticipatory intelligence and optimization).

BigBear.ai’s customers, which include the U.S. Intelligence Community, Department of Defense, the U.S. Federal Government, as well as customers in the commercial sector, rely on BigBear.ai’s high value software products and technology to analyze information, identify and manage risk, and support mission critical decision making. Headquartered in Columbia, Maryland, BigBear.ai has additional locations in Virginia, Massachusetts, Michigan, and California. For more information, please visit: http://bigbear.ai/ and follow BigBear.ai on Twitter: @BigBearai.

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Contacts

BigBear.ai
Tyler Sigmon
443-430-2622
Tyler.Sigmon@BigBear.ai

Reevemark
Paul Caminiti/Delia Cannan/Pam Greene
212-433-4600
bigbear.ai@reevemark.com
OR
investors@bigbear.ai